FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  November 14, 2007
(Date of Earliest Event Reported)

MAR KED MINERAL EXPLORATION LTD
(Exact name of registrant as specified in its charter)

      Nevada                   000-52522                    Not Applicable
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

P.O. Box 331916
Miami, FL 33233-1916
(Address of principal executive offices (zip code)

(786) 228-8592
(Registrant's telephone number, including area code)

Item 5.01  Changes in Control of Registrant

   The Registrant is now controlled by Maria Camila Maz. Maria Camila Maz now owns approximately 45.87% of the issued and outstanding common shares of the Registrant.

Item 5.02  Resignation of Officers and Directors, Appointment of
Principal Officer and Director

  On November 14, 2007, Edwin Woo resigned his position as a director of the Registrant due to the change in control.
  On November 14, 2007, Ian Foreman and Aaron Ui resigned their positions as officer and directors of the Registrant due to the change in control.
   Ms. Maz has accepted the appointment as the chief executive officer, chief financial officer and director of the Registrant as of November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mar Ked Mineral Exploration, Inc.


By:      /s/Maria Camila Maz
         ------------------------
         Maria Camila Maz
         Chief Executive Officer


Dated:  November 23, 2007